UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 7, 2017

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2017, PTC Inc. entered into an Office Lease Agreement with SCD L2 Seaport Square LLC, a Delaware limited liability company, for approximately 250,000 square feet located at 121 Seaport Boulevard, Boston, Massachusetts. The term of the lease will run from January 1, 2019 through June 30, 2037, subject to certain adjustments that may be made with respect to the initial occupancy date. The annual rent is equal to the base rent for the applicable year plus PTC’s pro rata portions of building operating costs and real estate taxes for the applicable year (together, “Additional Rent”). Base rent for the first year of the lease is $10,952,084 and will increase by $1 per square foot leased per year thereafter; Additional Rent, equal to approximately 51% of building operating costs and real estate taxes, is estimated to be approximately $5.2 million for the first year. Base rent and Additional Rent are based on the number of square feet leased, initially 248,911 square feet, which amount will be increased by approximately 5,000 square feet once such additional space is defined. Base rent for the additional space will be $44 per square foot and will increase by $1 per square foot leased per year thereafter; Additional Rent for the additional space is estimated to be approximately $125,000 for the first year. Rent first becomes payable on July 1, 2020, subject to adjustment based on the lease commencement date. PTC will receive an allowance from the landlord of $100 per square foot leased to make improvements to the leased premises.

The foregoing description of the Office Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Office Lease Agreement, a copy of which is attached as Exhibit 10 and incorporated herein by reference.

PTC pays approximately $12 million per year in base rent and operating charges under its current lease in Needham, Massachusetts. PTC intends to seek subleasing opportunities for its Needham location during the overlap period from January 1, 2019 through November 30, 2022 and initially may sublease up to two floors of the Seaport location. There can be no assurance that any sublease efforts will be successful or that any sublease will fully offset PTC’s lease costs.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10	Office Lease Agreement dated as of September 7, 2017 by and between PTC Inc. and SCD L2 Seaport Square LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: September 7, 2017	By:	/s/ Aaron von Staats
Aaron von Staats
Corporate Vice President, General Counsel and Secretary

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